Exhibit 99.1

For Immediate Release Synchrony Financial (NYSE: SYF) April 24, 2024
FIRST QUARTER 2024 RESULTS AND KEY METRICS

4.4% Return on Assets	12.6% CET1 Ratio	$402M Capital Returned	CEO COMMENTARY

“Synchrony’s first quarter performance highlights the resiliency of our business model and focus on delivering sustainable, strong results for each of our stakeholders,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“Our differentiated model has empowered consistent performance through evolving environments, while our diversified product suite, compelling value propositions and innovative technology have continued to resonate with consumers and partners alike.

“In the quarter we also successfully completed two previously-announced transactions, which together will broaden our expansive product offerings in the market while delivering compelling risk-adjusted returns.

“We are confident that Synchrony is operating from a position of strength as we navigate the year ahead. We are excited about the opportunities we see to drive considerable long-term value as we continue to partner with hundreds of thousands of small- and mid-size businesses and health providers to help tens of millions of people access their everyday needs and wants.”

$101.7B Loan Receivables

Net Earnings of $1.3 Billion or $3.14 per Diluted Share; excluding the Pets Best gain on sale, Adjusted Net Earnings of $491 million or $1.18 per Diluted Share,* which includes a reserve build for the Ally Lending acquisition of $190 million or $(0.35) per Diluted Share

Delivered Record First Quarter Purchase Volume and Strong Receivables Growth

Returned $402 Million of Capital to Shareholders, including $300 Million of Share Repurchases; Board Approved $1.0 Billion of Incremental Share Repurchase Authorization

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced first quarter 2024 net earnings of $1.3 billion, or $3.14 per diluted share, compared to $601 million, or $1.35 per diluted share in the first quarter 2023. Excluding the $802 million post-tax impact of the Pets Best gain on sale, first quarter 2024 adjusted net earnings were $491 million, or $1.18 per diluted share,* which includes a reserve build for the Ally Lending acquisition of $190 million or $(0.35) per diluted share.

KEY OPERATING & FINANCIAL METRICS**
PERFORMANCE REFLECTS DIFFERENTIATED BUSINESS MODEL AND CONTINUED CONSUMER RESILIENCE
•Purchase volume increased 2% to $42.4 billion
•Loan receivables increased 12% to $101.7 billion
•Average active accounts increased 3% to 71.7 million
•New accounts decreased 8% to 4.8 million
•Net interest margin decreased 67 basis points to 14.55%
•Efficiency ratio decreased 990 basis points to 25.1% or decreased 270 basis points to 32.3% on an adjusted basis*
•Return on assets increased 210 basis points to 4.4% or decreased 60 basis points to 1.7% on an adjusted basis*
•Return on equity increased 17.4 percentage points to 35.6% or decreased 4.4 percentage points to 13.8% on an adjusted basis*
•Return on tangible common equity*** increased 21.5 percentage points to 43.6% or decreased 5.3 percentage points to 16.8% on an adjusted basis*

CFO COMMENTARY	BUSINESS AND FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2024**
“Synchrony is executing on its business strategy, building on our long history of delivering steady growth at strong risk-adjusted returns through changing market conditions,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

"Our differentiated RSA model empowers our financial resilience, while our investments in sophisticated credit management tools empower our agility as we continue to monitor conditions and take actions where necessary to reinforce our positioning for 2024 and beyond.

“In addition, as part of our capital plan, our Board approved an incremental share repurchase authorization of $1 billion and intends to maintain our regular quarterly dividend of $0.25 per share, underscoring their continued confidence in our operating performance and strong balance sheet.

“Taken together, we remain confident that our differentiated model is well positioned to continue to consistently deliver value for each of our stakeholders.”

BUSINESS HIGHLIGHTS
CONTINUED TO EXPAND PORTFOLIO, ENHANCE PRODUCTS AND EXTEND REACH
•Completed sale of Pets Best insurance to Independence Pet Holdings, providing the opportunity to build a strategic partnership with one of the leading pet-focused companies in North America.
•Completed acquisition of Ally Lending’s point-of-sale financing business, creating a differentiated solution in the home improvement industry and expanding Synchrony's multi-product strategy within its Home & Auto and Health & Wellness platforms.
•Added or renewed more than 25 programs, including BRP, and new strategic technology partnerships with Adit and ServiceTitan.

FINANCIAL HIGHLIGHTS
EARNINGS DRIVEN BY CORE BUSINESS DRIVERS
•Interest and fees on loans increased 15% to $5.3 billion, driven primarily by growth in average loan receivables, lower payment rate, and higher benchmark rates.
•Net interest income increased $354 million, or 9%, to $4.4 billion, driven by higher interest and fees on loans, partially offset by an increase in interest expense from higher benchmark rates and higher funding liabilities.
•Retailer share arrangements decreased $153 million, or 17%, to $764 million, reflecting higher net charge-offs partially offset by higher net interest income.
•Provision for credit losses increased $594 million to $1.9 billion, driven by higher net charge-offs and a $190 million reserve build related to the Ally Lending acquisition.
•Other income increased $1.1 billion to $1.2 billion, driven primarily by the gain on sale of Pets Best of $1.1 billion.
•Other expense increased $87 million, or 8%, to $1.2 billion, driven primarily by growth related items and technology investments.
•Net earnings increased 115% to $1.3 billion, compared to $601 million. Excluding the $802 million after-tax gain on sale of Pets Best, adjusted net earnings declined 18% to $491 million.*

CREDIT QUALITY
CREDIT CONTINUES TO PERFORM IN LINE WITH EXPECTATIONS
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.74% compared to 3.81% in the prior year, an increase of 93 basis points and approximately 18 basis points above the average of the first quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 6.31% compared to 4.49% in the prior year, an increase of 182 basis points, performing within our expectations.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.72%, compared to 10.26% in the fourth quarter 2023 primarily reflecting the impact of seasonal trends.

SALES PLATFORM HIGHLIGHTS
DIVERSITY ACROSS OUR PLATFORMS CONTINUES TO PROVIDE RESILIENCE
•Home & Auto purchase volume decreased 3%, as the strong growth in Home Specialty, Auto Network, and the impact of the Ally Lending acquisition was offset by a combination of lower consumer traffic, fewer large ticket purchases, and lower gas prices as consumers continued to manage spend across their Home and Auto related needs. Period-end loan receivables increased 10%, reflecting the impacts of the Ally Lending acquisition and lower payment rates. Interest and fees on loans were up 13%, primarily driven by higher average loan receivables and higher benchmark rates. Average active accounts increased 2%.
•Digital purchase volume increased 3%, primarily reflecting continued customer engagement through growth in average active accounts. Period-end loan receivables increased 11%, driven by lower payment rates and continued purchase volume growth. Interest and fees on loans increased 15%, reflecting the impacts of higher average loan receivables, lower payment rate, higher benchmark rates and maturation of newer programs. Average active accounts increased 4%.
•Diversified & Value purchase volume increased 4%, driven by both partner and out-of-partner spend. Period-end loan receivables increased 10%, reflecting purchase volume growth and lower payment rates. Interest and fees on loans increased 13%, driven by the impacts of higher average loan receivables, lower payment rate and higher benchmark rates. Average active accounts increased 1%.
•Health & Wellness purchase volume increased 8%, reflecting broad-based growth in active accounts led by Pet, Dental, and Cosmetic. Period-end loan receivables increased 20%, driven by continued higher purchase volume and lower payment rates, and also reflects the acquisition of Ally Lending. Interest and fees on loans increased 18%, reflecting the impacts of purchase volume growth, higher average loan receivables, and lower payment rate. Average active accounts increased 11%.
•Lifestyle purchase volume decreased 4%, reflecting the impact of lower transaction values. Period-end loan receivables increased 11%, driven by strong prior period purchase volume and lower payment rates. Interest and fees on loans increased 14%, driven primarily by the impacts of higher average loan receivables, lower payment rate and higher benchmark rates. Average active accounts increased 1%.

BALANCE SHEET, LIQUIDITY & CAPITAL
FUNDING, CAPITAL & LIQUIDITY REMAIN ROBUST
•Loan receivables of $101.7 billion increased 12%; purchase volume increased 2% and average active accounts increased 3%.
•Deposits increased $9.1 billion, or 12%, to $83.6 billion and comprised 84% of funding.
•Total liquid assets and undrawn credit facilities were $24.9 billion, or 20.5% of total assets.
•The company returned $402 million in capital to shareholders, including $300 million of share repurchases and $102 million of common stock dividends.
•As of March 31, 2024 the Company had a total remaining share repurchase authorization of $300 million.
•In April, the Company’s Board approved an incremental share repurchase authorization of $1.0 billion through June 30, 2025, and intends to maintain the quarterly cash dividend at its current amount of $0.25 per share of common stock. Inclusive of the $300 million remaining under its prior share repurchase program as of March 31, 2024, the Company has a total share repurchase authorization of $1.3 billion through June 30, 2025.
•The estimated Common Equity Tier 1 ratio was 12.6% compared to 13.0%, and the estimated Tier 1 Capital ratio was unchanged from the prior year at 13.8%.

*Financial measures shown on an adjusted basis are non-GAAP measures and exclude the current year amounts related to the Pets Best gain on sale, which was sold in the first quarter of 2024. See non-GAAP reconciliation in the financial tables.
         ** All comparisons are for the first quarter of 2024 compared to the first quarter of 2023, unless otherwise noted.
*** Tangible common equity is a non-GAAP financial measure. See non-GAAP reconciliation in the financial tables.

CORRESPONDING FINANCIAL TABLES AND INFORMATION
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed February 8, 2024, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

CONFERENCE CALL AND WEBCAST
On Wednesday, April 24, 2024, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

ABOUT SYNCHRONY FINANCIAL
Synchrony (NYSE: SYF) is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We offer the right financing products to the right customers in their channel of choice.

For more information, visit www.synchrony.com and Twitter: @Synchrony.

Investor Relations	Media Relations
Kathryn Miller	Lisa Lanspery
(203) 585-6291	(203) 585-6143

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that the Company and the Bank will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 8, 2024. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP MEASURES
The information provided herein includes measures we refer to as “adjusted,” "tangible common equity," and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.